Exhibit 99.1

ProElite Relaunch under Management of Stratus Media Group

International MMA Events Planned for 2010

SANTA BARBARA, Calif.--(BUSINESS WIRE)--February 23, 2010--Stratus Media Group, Inc. (OTCBB:SMDI), a live entertainment company, announced today that Stratus has assumed control over the board of directors and the management of ProElite Inc. (Pink Sheets:PELE), an entertainment and media company involved in the promotion of mixed martial arts (MMA).

“This acquisition allows Stratus and ProElite to combine forces at the management and board levels of both organizations,” stated Paul Feller, President and CEO of Stratus. “ProElite has a globally recognized brand. We believe that by combining select key experienced management executives, who made ProElite the immediate success it was, with new top executives with demonstrated successes in conducting and televising MMA events internationally and sufficient capital, that we will achieve the brand’s strategy for global growth and success. With this combination, we can start focusing on strengthening and repositioning ProElite events and the brand, planning a series of MMA events that we believe will bring excitement to the MMA market, fans and our shareholders and establish ProElite as a leading international MMA company.”

Founded in 2006, ProElite still holds the record for highest ratings for a major network telecast of a MMA event. ProElite also owns a web portal with social networking for MMA fighters and fans and live streams of MMA bouts not broadcast on television. A focal point of ProElite's live event promotions is Elite XC. Running its first show in 2007, it quickly became one of the most visible brands in mixed martial arts in the United States. Prior to the sale of specific assets which produce ongoing financial considerations owed from Strikeforce and King of the Cage, ProElite recorded $13.5 million in MMA event and television revenues for the 18 months ended June 2008. ProElite has engaged in an extensive restructuring that included the sales of certain assets for cash and a share of future revenues, significant expense reductions, the elimination of $12 million of direct and contingent liabilities and the shedding of unprofitable subsidiaries. The company maintains its ownership stake in South Korean-based Spirit MC, and British promotion Cage Rage.

About ProElite, Inc. (www.proelite.com)

ProElite, Inc. historically has delivered exciting entertainment experiences in the world of mixed martial arts (MMA) with live arena-based entertainment events, cable television programming on Showtime Networks and community-driven interactive broadband entertainment via the Internet. ProElite plans to deliver live MMA fight events that showcase the world's top fighters internationally. ProElite's interactive business, ProElite.com, plans to capitalize on the growing popularity of the sport of mixed martial arts.

About Stratus Media Group, Inc.

Incorporated in November of 1998, Santa Barbara-based Stratus Media Group is an owner, operator and marketer of live entertainment and sporting events. The company is primarily focused on internal growth and acquisitions within the live entertainment-related market, including action sports, automotive shows, college sports, food events, motor sports, music concerts and festivals, running events, diversified media marketing, trade shows and expositions, and talent management. In addition, the company intends to expand its consumer rewards marketing and redemption activities through its Stratus Rewards Visa White Card -- providing exclusive redemption benefits to its cardholders in the form of VIP event access, luxury trips, private jet travel, luxury automobiles, high-end merchandise and other rewards for specified levels of use. For more information on Stratus Media Group, Inc., go to www.stratusmediagroup.com.

Forward Looking Statements

Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors which include but are not limited to risk factors inherent in doing business. Although the company's management believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. The company has no obligation to update these forward-looking statements.

CONTACT:
Stratus Media Group, Inc.
Christine Kolenik, 800-594-7734
Public Relations and Media Marketing
Christinek@stratusmediagroup.com
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